Exhibit 10.4

Independent Director Agreement

This agreement (the “Agreement”) is made effective as of August 12, 2026 by BioXcel Therapeutics, Inc., a Delaware corporation (the “Company”), and Susan E. Atkins (the “Director”).

WHEREAS, the Director is to be elected to the Company’s Board of Directors (the “Board”) pursuant to the By-Laws of the Company (the “Bylaws”) and the Company’s Amended and Restated Certification of Incorporation (as amended, the “Certification of Incorporation”);

WHEREAS, this Agreement is supplemental to and in furtherance of the Bylaws, the Certificate of Incorporation, and any resolutions adopted pursuant thereto and shall not be deemed a substitute thereof, nor diminish or abrogate the rights thereunder;

WHEREAS, the Director is willing to provide services to the Board on the terms and conditions set forth in this Agreement;

WHEREAS, the Company has spent significant time, effort and money to develop certain Confidential Information, which the Company considers vital to its business and goodwill;

WHEREAS, the Company wishes to protect and preserve the confidentiality of such Confidential Information and protect it from misuse; and

WHEREAS, the Company does not desire to receive from the Director any information which is confidential to, or the ownership of which resides in, a third party, whether acquired prior to or subsequent to the Director’s engagement under this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Service as a Director. The Director shall serve as a Director of the Board on a non-exclusive basis for the term of this Agreement. The Director shall also serve as a member of one or more committees of the Board or a board of directors of any subsidiary of the Company as may be requested from time to time by the Company or a majority of the Board and for which Director is qualified to serve. The Director shall perform services hereunder as a non-executive Director and not as an employee, agent, joint venturer, or partner of the Company.

The Director shall have no power or authority to act for, represent, or bind the Company or its affiliates in any manner whatsoever, except as may be expressly agreed (a) by resolution of the Board, or (b) as reflected in any charter for a committee formed by the Board on each occasion, in writing, by the Company and the Board. The Director agrees to take no action that expresses or implies that the Director has any power contrary to the immediately preceding sentence.

2. Duties. During the term of this Agreement, the Director will render the services described in and have the powers, rights, obligations and authorities granted by the Bylaws, Certificate of Incorporation, and any resolutions adopted pursuant thereto.

3. Compensation. In consideration for the Director’s service on the Board, the Company shall pay the Director compensation in the amount of $25,000 per calendar month (the “Monthly Fees”) and the Director will be granted options to purchase 17,000 shares of common stock in accordance with the Company’s non-employee director compensation program. In addition to the foregoing, the Director shall be entitled to compensation at a rate of $5,000 per day for days on which more than four hours are devoted to activities outside the scope of normal director duties, including being deposed or appearing as a witness in court (such compensation, together with the Monthly Fees and the Stock Grant, the “Director Fees”). The Director acknowledges that they will be responsible for the payment of all income tax, social security or other similar form of taxation applicable in respect of the Directors Fees. The Company’s obligation to pay the Director Fees shall apply during the term of the Director’s appointment. The Company’s obligation to pay the Monthly Fees shall apply for a minimum term of 4 months from the date of this Agreement.

4. Term. This Agreement shall have a term from the date of the Director’s appointment to the Board until termination of that appointment in accordance with the any termination, resignation, and removal provisions outlined in the Bylaws, Certificate of Incorporation, and any resolutions adopted pursuant thereto, including the automatic termination as a Class III director following the Company’s annual meeting of stockholders to be held in 2027. The provisions of Section 7 and Section 8 shall survive any termination or expiration of this Agreement. In the event this Agreement is terminated, unpaid Directors fees or expenses accrued through the termination date which are payable under Section 3 or Section 6 shall be paid to the Director promptly thereafter.

5. Conflict of Interest Disclosure. The appointment of the Director shall require the full disclosure by the Director of any actual, potential, or perceived conflicts of interest in accordance with the Company’s conflict of interest policy.

6. Expenses. Without limiting Director’s rights to indemnification as provided for in Section 7, the Company agrees to reimburse the Director promptly for reasonable out-of-pocket expenses incurred in connection with the Director’s services, and the Director shall provide appropriate documentation of all expenses.

7. Indemnification. Nothing in this Agreement shall supersede or limit the Indemnification Agreement entered into between the parties contemporaneously herewith (the “Indemnification Agreement”), or any indemnification provision contained in the Bylaws, the Certificate of Incorporation (as amended or restated from time to time) or any resolution adopted pursuant any of the foregoing giving effect thereto. No breach by Director of any obligation under this Agreement shall limit or affect Director’s right to indemnification under the Bylaws, the Certificate of Incorporation, the Indemnification Agreement, this Agreement or any resolution adopted pursuant to any of the foregoing giving effect thereto.

8. Confidential Information; Developments; Non-Solicitation.

8.1 As used in this Agreement, “Confidential Information” means any and all confidential or proprietary technical, trade, and business information furnished, in any medium, or disclosed in any form or method, including orally, by the Company to the Director, or discovered by the Director through any means, including observation, including, but not limited to, information about the Company’s employees, officers, directors, suppliers, customers, affiliates, businesses, and business relationships; processes and methods, operating technique, practice, course of dealing, plan, or strategy, sources of supply, customer lists and markets; sales, profits, pricing, other financial data, and know-how; financial projections, business plans, marketing plans, marketing materials, logos and designs; personnel statistics; research; computer hardware and software; current and future products, designs, developments, capabilities, inventions, prototypes, models, drawings, specifications, methods, and trade secrets; technical data, inventions, processes, algorithms, formulae, franchises, databases, computer programs, user interfaces, source codes, object codes, architectures, and structures, display screens, layouts, development tools and instructions, templates, and other trade secrets; and such other information normally understood to be confidential or otherwise designated as such in writing by the Company, as well as information discerned from, based on, or relating to any of the foregoing which may be prepared or created by the Director.

“Confidential Information” shall not include:

(a) information that is publicly available as of the date of this Agreement; or

(b) information that subsequently becomes publicly available or generally known in the industry through no fault of the Director, provided that such information shall be deemed

Confidential Information until such time as it becomes publicly available or generally known.

8.2 The Director shall retain all Confidential Information for the sole benefit of the Company, its successors and assigns, and shall comply with any and all reasonable procedures adopted from time to time by the Company to protect and preserve the confidentiality of any Confidential Information as to which he or she is provided reasonable advance written notice.

The Director shall not at any time, during or after the term of this Agreement, directly or indirectly, divulge, use or permit the use of any Confidential Information, except (i) as required by the Director’s services under this Agreement, (ii) as required by law; provided that, Director will, to the extent not prohibited by law, provide the Company with a reasonable opportunity to review and comment on any such disclosure a reasonable time in advance of such disclosure being made, (iii) pursuant to a subpoena or order issued by a court, governmental body, agency or official; provided that, Director shall (A) to the extent not prohibited by law, provide the Company with prompt written notice of such request or requirement prior to making such disclosure, (B) exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information, (C) at the request and expense of the Company, cooperate with the Company in any effort to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information or to resist or narrow the scope of such request or requirement, and (D) furnish only that portion of the Confidential Information which the Director is advised by legal counsel is legally required. Director agrees to employ reasonable steps to protect Confidential Information from unauthorized or inadvertent disclosure. Upon expiration or termination of this Agreement and upon the Company’s request during the term of this Agreement, the Director shall promptly return any and all tangible Confidential Information (whether written or electronic) to the Company, including all copies, abstracts, or derivatives thereof.

8.3 The Company shall own all right, title, and interest relating to all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived, or reduced to practice by the Director in the course of the Director’s performance of services under this Agreement or using the Company’s Confidential Information (collectively, “Developments”). Director hereby assigns to the Company or its designee all of the Director’s right, title, and interest in and to any and all Developments. Notwithstanding anything to the contrary above, this Section 8.3 does not apply to an invention for which no equipment, supplies, facility, or Confidential Information of the Company was used and which was developed entirely on the Director’s own time, unless the invention relates to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or the invention results from any work performed by the Director for the Company.

8.4 The Director acknowledges that the Company competes with other businesses that are or could be located anywhere; that the provisions of this Agreement are reasonable and necessary to protect and preserve the Company’s business interests; and that the unauthorized disclosure, use, or disposition of any Confidential Information in breach of this Agreement may cause irreparable harm and significant injury for which there is no adequate remedy at law. Accordingly, the parties agree that the Company shall have the right to immediate injunctive relief in the event of any breach or threatened breach of the obligations in this Section 8, without security or bond, in addition to any other remedies that may be available to the Company at law or in equity. The terms and provisions of this Section 8 shall survive termination or expiration of this Agreement.

9. Other Relationships. The Company acknowledges that the Director may provide services of the type contemplated by this Agreement to others, and that, subject to the provisions of Section 8 of this Agreement, nothing contained herein shall be construed to limit or restrict the Director in providing such services or advice to others. Without limiting the foregoing, the Company hereby agrees and acknowledges that Director may associated with or a representative of a venture capital fund or other investment fund (together with its affiliates) (each, a “Professional Investment Organization”) which is a professional investment organization, and as such, Director and the Professional Investment Organization with which he or she is affiliated may review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently proposed to be conducted). Nothing in this Agreement shall preclude or in any way restrict Director or the Professional Investment Organization with which he or she is affiliated, or any other employee, partner, officer, other representative or affiliate of such Professional Investment Organization (collectively “Organization Affiliates” and together with Director and Professional Investment Organization, the “Investment Professionals”), from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, no Investment Professional shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by an Investment Professional in any entity competitive with the Company, or (ii) actions taken by any Investment Professional to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not contravene the confidentiality obligations in Section 8 of this Agreement or relieve Director from any liability associated with his fiduciary duties to the Company.

10. Directors Indemnification. On or around the date hereof, the Company and Director entered an 'Indemnification Agreement' which provides for certain indemnification obligations of the Company owed to Director in respect of Director’s service on the Board of Directors of the Company.

11. No Conflicts. The Director represents and warrants to the Company that the Director is free to enter into this Agreement and the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which the Director is bound.

12. Parties in Interest. This Agreement is made solely for the benefit of the Director and the Company, its shareholders, directors, and officers. No other person shall acquire or have any right under or by virtue of this Agreement.

13. Entire Agreement; Amendments; Severability; Counterparts. This Agreement constitutes the entire agreement and understanding of the parties, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth in this Agreement, unless otherwise provided for herein. No provision of this Agreement may be amended, modified, or waived, except in a writing signed by the parties. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, and if any restriction in this Agreement is found by a court to be unreasonable or unenforceable, then such court may amend or modify the restriction so it can be enforced to the fullest extent permitted by law. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. This Agreement may be executed by electronic signature in any number of counterparts, each of which together shall constitute one and the same instrument.

14. Applicable Law; Jurisdiction. This Agreement shall be interpreted and construed in accordance with the laws of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws rule that would result in the application of the laws of a different jurisdiction.

15. Authority. This Agreement has been duly authorized, executed, and delivered by and on behalf of the Company and the Director.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

Company:

BioXcel Therapeutics, Inc.

/s/ Richard Steinhart
Richard Steinhart, CFO

Independent Director:

/s/ Susan E. Atkins
Susan E. Atkins